UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2016

EARTHLINK HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15605	46-4228084
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., Suite 900, Atlanta, Georgia 30309

(Address of principal executive offices) (Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 1, 2016, EarthLink Holdings Corp. (the “Company”) entered into a Fourth Amendment (the “Fourth Amendment”) and a Fifth Amendment (the “Fifth Amendment” and collectively, the “Amendments”) to its Amended and Restated Credit Agreement dated as of May 29, 2013 (as previously amended, the “Credit Agreement”) with the Guarantors party thereto, the Lenders party thereto and Regions Bank, as administrative and collateral agent. The Credit Agreement provides for a $135 million senior secured credit facility.

The primary purposes of the Fourth Amendment are to permit the Company to repurchase up to $75 million of its 8.875% senior notes due 2019 and/or its 7.375% senior secured notes due 2020 (collectively, the “Notes”) and to enter into an asset securitization facility in an amount up to $50 million.  The Company has no current plans, proposals or arrangements to repurchase any Notes or to enter into an asset securitization facility and there are no assurances that the Company will repurchase any Notes or enter into such facility.

The primary purpose of the Fifth Amendment is to allow for the sale of certain assets associated with the Company’s Information Technology (IT) services described in Item 8.01 below.

The foregoing description of the Amendments does not purport to be complete; and the references to the Amendments are qualified in their entirety by reference to the copies of the Amendments filed herewith as Exhibits 10.1 and 10.2, which are incorporated herein by reference.

Item 8.01      Other Events

The Company announced today that it has sold certain of its IT services assets to Synoptek, LLC.  A copy of the related press release is filed herewith as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Fourth Amendment to Credit Agreement

10.2	Fifth Amendment to Credit Agreement

99.1	Press Release dated February 1, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK HOLDINGS CORP.
(Registrant)

By:	/s/ Louis M. Alterman
Name:	Louis M. Alterman
Title:	Executive Vice President,
Chief Financial Officer

Date: February 1, 2016

Exhibit Index

Exhibit No.	Description
10.1	Fourth Amendment to Credit Agreement

10.2	Fifth Amendment to Credit Agreement

99.1	Press Release dated February 1, 2016